Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

Global FinTech Holdings LTD.

Tortola, British Virgin Islands

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 4, 2019, relating to the consolidated financial statements of BNN Technology Plc, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP
Manchester, United Kingdom
February 4, 2019